Exhibit 99.1

Salesforce.com Appoints Shirley Young to Board of Directors

SAN FRANCISCO, Oct. 26 /PRNewswire-FirstCall/ — Salesforce.com (NYSE: CRM), the market and technology leader in on-demand customer relationship management, today announced the appointment of Shirley Young to the Company’s Board of Directors, effective October 25th. Ms. Young has been added to the class of directors whose term will expire at the 2007 Annual Meeting.

“We are very pleased that Shirley has accepted the Company’s invitation to join the board as a new independent director,” said Marc Benioff, chairman and CEO of salesforce.com. “Shirley’s impressive strategic marketing and international experience, particularly in the Asian market, will add tremendous value to our company.”

Ms. Young brings the total board membership to eight and the number of independent directors on the board to seven.

About Shirley Young

Shirley Young is president of Shirley Young Associates, LLC, a business advisory company. Previously, Ms. Young served as corporate vice president of General Motors, involved in development of GM’s $1.5 billion joint venture in Shanghai and then as senior advisor to General Motors Asia Pacific. Her most recent assignment as Vice President for China Strategic Development and Asia Pacific Counselor included operational responsibility for marketing, distribution and sales in China. Prior to that, she spent over 20 years at Grey Advertising working in a wide range of industries with many of the world’s leading marketers.

Ms. Young is currently a director of Teletech Holding, Inc. and has served as a director of the Bank of America, Bell Atlantic/Verizon, Dayton-Hudson, Holiday Inn/Promus/Harrah’s, the Bombay Company and as vice chairman of the nominating committee of the New York Stock Exchange. She also currently serves on the worldwide board of directors of The Nature Conservancy and its Asia Pacific Council and as Governor of the Committee of 100 and Chair of its Cultural Institute.

About salesforce.com

Salesforce.com is the market and technology leader in on-demand customer relationship management (CRM). Through its award-winning salesforce.com family of products including Salesforce.com ( http://www.salesforce.com ) and Supportforce.com ( http://www.supportforce.com ), the company provides a comprehensive suite of CRM applications to help enterprises of all sizes, industries and geographies meet the complex challenge of sharing and managing information on-demand. Salesforce.com and Supportforce.com are built on the sforce client/service integration platform and include the Customforce.com toolkit for complete on-demand customization. Sforce ( http://www.sforce.com ) and Customforce.com ( http://www.customforce.com ) allow customers and independent software vendors to customize and integrate salesforce.com’s products, as well as build their own on-demand enterprise applications. As of October 31, 2004, salesforce.com manages customer information for approximately 12,500 customers and approximately 195,000 paying subscribers including Advanced Micro Devices (AMD), America Online (AOL), Automatic Data Processing (ADP), Avis/Budget Rent A Car (Cendant Rental Car Group), Dow Jones Newswires, Nokia, Polycom and SunTrust Banks. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM”. For more information please visit http://www.salesforce.com , or call 1-800-NO-SOFTWARE.

NOTE: Salesforce.com is a registered trademark of salesforce.com, inc., San Francisco, California. Other names used may be trademarks of their respective owners.

SOURCE Salesforce.com

10/26/2005

CONTACT: Bruce Francis of salesforce.com, +1-415-536-6972

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Web site: http://www.salesforce.com

(CRM)

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding salesforce.com’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.